Exhibit 99.2

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•
For Further Information:
FOR IMMEDIATE RELEASE August 6, 2015	Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON REPORTS SECOND QUARTER BACKLOG

TULSA, OK, August 6, 2015 - AAON, Inc. (NASDAQ-AAON) The following paragraph was inadvertently omitted from the second quarter results press release.

Mr. Asbjornson said, “The stagnation in non-residential construction has impacted the replacement market and is reflected in our backlog which declined slightly from $67.1 million at June 30, 2014 to $66.0 million at June 30, 2015.”

The Company will host a conference call today at 4:15 P.M. Eastern Time to discuss the second quarter results. To participate, call 1-888-241-0551 (code 86989685); or, for rebroadcast, call 1-855-859-2056 (code 86989685).

AAON, Inc. is a manufacturer of air conditioning and heating equipment consisting of rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, self-contained units and coils. Its products serve the new construction and replacement markets. The Company has successfully gained market share through its “semi-custom” product lines, which offer the customer value, quality, function, serviceability and efficiency.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.